Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180005, 333-203216, 333-204102, 333-204378, 333-206331, and 333-208018) and S-8 (Nos. 333-169715, 333-172514, 333-180006, 333-187598, 333-188711, 333-195259, and 333-203213) of Amyris, Inc. of our report dated March 30, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 30, 2016

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110

T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us